As filed with the U.S. Securities and Exchange Commission on July 21, 2023

File No. 001-41728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NCR ATMCo, LLC

(Exact name of registrant as specified in its charter)

Delaware	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(937) 445-1936

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

NCR ATMCO, LLC

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF

FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Summary of the Separation and Distribution,” “Risk Factors,” “Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors” and “Forward–Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary of Historical and Unaudited Pro Forma Combined Financial Data,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Notes to Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business – Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis,” “Director Compensation”, “Executive Compensation” and “Management – Compensation Committee Interlocks and Insider Participation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Summary of the Separation and Distribution,” “Risk Factors – Risks Related to the Spin-Off,” “Management” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business – Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock – Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Summary of the Separation and Distribution,” “The Separation and Distribution,” “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock – Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Summary of Historical and Unaudited Pro Forma Combined Financial Data”, “Unaudited Pro Forma Combined Financial Statements,” “Notes to Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Summary of Historical and Unaudited Pro Forma Combined Financial Data”, “Unaudited Pro Forma Combined Financial Statements,” “Notes to Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between NCR Corporation and the registrant#**

3.1	Form of Articles of Incorporation of the registrant*

3.2	Form of By-laws of the registrant*

10.1	Form of Transition Services Agreement by and between NCR Corporation and the registrant#**

10.2	Form of Tax Matters Agreement by and between NCR Corporation and the registrant#**

10.3	Form of Employee Matters Agreement by and between NCR Corporation and the registrant#**

10.4	Form of Patent and Technology Cross-License Agreement by and between NCR Corporation and the registrant#**

10.5	Form of Trademark License Agreement by and between NCR Corporation and the registrant#**

10.6	Form of the registrant’s 2023 Stock Incentive Plan†

10.7	Form of the registrant’s Employee Stock Purchase Plan**

10.8	Form of the registrant’s Management Incentive Plan†

10.9	Form of the registrant’s Executive Severance Plan†

10.10	Form of the registrant’s Change in Control Severance Plan†

10.11	Form of the registrant’s Director Compensation Program†

10.12	Employment Agreement, dated July 15, 2020, between Tim Oliver and NCR Corporation†

10.13	Amendment to Employment Agreement, dated February 13, 2023, between Tim Oliver and NCR Corporation†

10.14	Employment Agreement, dated September 1, 2021, between Stuart Mackinnon and NCR Corporation†

10.15	Employment Agreement, dated September 1, 2021, between Dan Antilley and NCR Corporation†

10.16	Employment Agreement, dated October 18, 2022, between Patricia Watson and NCR Corporation†

10.17	Form of Master Services Agreement by and between NCR Corporation and the registrant#**

10.18	Form of Manufacturing Services Agreement by and between NCR Corporation and the registrant#**

21.1	Subsidiaries of the registrant†

99.1	Information Statement of the registrant, preliminary and subject to completion, dated July 21, 2023**

99.2	Form of Notice of Internet Availability of Information Statement Materials†

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.
#

Certain schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

Exhibit Index

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between NCR Corporation and the registrant #**

3.1	Form of Articles of Incorporation of the registrant*

3.2	Form of By-laws of the registrant*

10.1	Form of Transition Services Agreement by and between NCR Corporation and the registrant #**

10.2	Form of Tax Matters Agreement by and between NCR Corporation and the registrant#**

10.3	Form of Employee Matters Agreement by and between NCR Corporation and the registrant **

10.4	Form of Patent and Technology Cross-License Agreement by and between NCR Corporation and the registrant **

10.5	Form of Trademark License Agreement by and between NCR Corporation and the registrant#**

10.6	Form of the registrant’s 2023 Stock Incentive Plan†

10.7	Form of the registrant’s Employee Stock Purchase Plan**

10.8	Form of the registrant’s Management Incentive Plan†

10.9	Form of the registrant’s Executive Severance Plan†

10.10	Form of the registrant’s Change in Control Severance Plan†

10.11	Form of the registrant’s Director Compensation Program†

10.12	Employment Agreement, dated July 15, 2020, between Tim Oliver and NCR Corporation†

10.13	Amendment to Employment Agreement, dated February 13, 2023, between Tim Oliver and NCR Corporation†

10.14	Employment Agreement, dated September 1, 2021, between Stuart Mackinnon and NCR Corporation†

10.15	Employment Agreement, dated September 1, 2021, between Dan Antilley and NCR Corporation†

10.16	Employment Agreement, dated October 18, 2022, between Patricia Watson and NCR Corporation†

10.17	Form of Master Services Agreement by and between NCR Corporation and the registrant#**

10.18	Form of Manufacturing Services Agreement by and between NCR Corporation and the registrant #**

21.1	Subsidiaries of the registrant†

99.1	Information Statement of the registrant, preliminary and subject to completion, dated July 21, 2023**

99.2	Form of Notice of Internet Availability of Information Statement Materials†

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.
#

Certain schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

v

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NCR ATMCo, LLC

By:	/s/ Timothy Oliver
Name: Timothy Oliver
Title: President, Treasurer and Secretary

Date: July 21, 2023

vi